                                  EXHIBIT 10.1
                                  ------------

                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement") dated as of November 1, 1996, is made by and between BUCKHEAD COMMUNITY BANCORP, INC., a Georgia corporation (the "Company" or the "Employer"), which is the proposed bank holding company for Buckhead National Bank (Proposed), a proposed national bank with its principal offices to be located in Atlanta, Fulton County, Georgia (the "Bank"), and DONALD D. THOMPSON, an individual resident of the State of Georgia (the "Executive").


                             BACKGROUND STATEMENTS:
                             ----------------------

     WHEREAS, the Company is in the process of organizing the Bank, and the Executive has agreed to serve as the President and Chief Executive Officer of the Bank. Upon organization of the Bank, the Company and the Executive contemplate that this Agreement will be assigned by the Company to the Bank and that the Bank will assume all the duties and obligations of the Company hereunder; and

     WHEREAS, the Company recognizes that the Executive's contribution to the growth and success of the Bank during its organization and initial years of operations will be a significant factor in the success of the Bank, and desires to provide for the employment of the Executive in a manner which will reinforce and encourage the dedication of the Executive to the Bank and promote the best interests of the Bank and its shareholders; and

     WHEREAS, the Executive is willing to serve the Company (and, after assignment of this Agreement by the Company to the Bank, the Bank) on the terms and conditions herein provided.

     In consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Definitions.  For all purposes of this Agreement, the following terms
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shall have the following meanings:

          (a) "Accrued Compensation" shall mean an amount which includes all amounts earned or accrued by the Executive hereunder through the Termination Date, but not paid as of the Termination Date, including (i) base salary and any vacation time earned but not used by the Executive, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Employer during the period ending on the Termination Date, and (iii) bonuses and incentive compensation owed to the Executive by the Employer.

          (b)  "Board" shall mean the Board of Directors of the Employer.

          (c) The termination of the Executive's employment shall be for "Cause" if such termination is a result of:

               (i) any act or conduct that (A) constitutes, on the part of the Executive, fraud, dishonesty, gross malfeasance of duty, or conduct grossly inappropriate to the Executive's office, and (B) is likely to lead to material injury (monetarily or otherwise) to the Employer or its shareholders, or resulted or was intended to result in direct or indirect gain to or personal enrichment of the Executive;

               (ii) the conviction (from which no appeal may be or is timely taken) of the Executive of a felony or a crime involving moral turpitude; or

               (iii) the suspension or removal of the Executive as the President of the Bank by federal or state banking regulatory authorities acting under lawful authority pursuant to provisions of federal or state law or regulation which may be in effect from time to time;

provided, however, that in the case of clause (i) above, such conduct shall
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not constitute Cause unless (A) there shall have been delivered to the Executive a written notice setting forth with specificity the reasons that the Board believes the Executive's conduct constitutes the criteria set forth in clause
(i), (B) the Executive shall have been provided the opportunity to be heard in person by the Board (with the assistance of the Executive's counsel if the Executive so desires), and (C) after such hearing, the termination is evidenced by a resolution adopted by at least two-thirds of the members of the Board
(other than the Executive).

          (d) "Confidential Information" shall mean any and all data, trade secrets (as defined under applicable law), formulae, processes, documents, agreements or other information, whether or not in writing, transferred, conveyed, delivered, disclosed, divulged, disseminated or otherwise obtained from the Employer, any of its affiliates or any of their respective directors, officers, employees, agents, accountants, counsel, investment bankers or other representatives (each, its "Representative") by the Executive on and after the date hereof in connection with or in any way relating to the Employer or any of its affiliates, including but not limited to, information concerning (i) the business operations and prospects or internal structure of the Employer or any of its affiliates; (ii) the identities or characteristics of the actual or potential customers or clients of the Employer or any of its affiliates, or
(iii) services, products and pricing structure of the Employer or any of its affiliates. Notwithstanding the foregoing sentence, this Agreement shall not apply to any information, other than trade secrets, that is already known to the Executive at the time such information is disclosed by the Employer or its affiliate or a Representative thereof to the Executive or that, before being disclosed to the Executive, (I) has become publicly known through no wrongful act of the Executive, (II) has been rightfully received by the Executive from a third party without restriction on disclosure and without breach of this Agreement, any similar agreement or any legal or equitable duty, or (III) has been furnished by the Company to a third party without a similar restriction on disclosure by such third party.

          (e) "Disability" shall mean a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties with the Employer for a period of 180 consecutive days, as determined by an independent physician selected with the approval of both the Employer and the Executive.

          (f) "Employer" shall mean the Company prior to the assignment by it of this Agreement to the Bank and the Bank after such assignment.

          (g) "Notice of Termination" shall mean a written notice of termination from the Employer or the Executive which specifies an effective date of termination, indicates the specific termination provision in this Agreement relied upon, and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          (h) "Opening Date" shall mean the date the Bank commences banking operations following issuance of its charter and commencement of insurance of its deposits.

          (i) "Termination Date" shall mean, in the case of the Executive's death, his date of death, and in all other cases, the date specified in the Notice of Termination.

     2.   Employment.  The Employer shall employ the Executive, and the
          ----------
Executive shall serve and perform the services for the Employer, as the President and Chief Executive Officer of the Employer upon the terms and conditions and for the period set forth herein. The Executive shall have such authority and responsibilities consistent with his position as are set forth in the Employer's Bylaws or assigned by the Board from time to time. The Executive shall devote his full business time, attention, skill and efforts to the performance of his duties hereunder, except during periods of illness or vacation and leaves of absence from employment consistent with the Employer's employment policy as in effect from time to time. The Executive may devote reasonable periods to service as a director or advisor to other organizations, to charitable and community activities, and to managing his personal investments, provided that such activities do not materially interfere with the
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performance of any of his duties hereunder and are not, directly or indirectly, in conflict or competitive with, or adverse to, the interests of the Employer or its shareholders.

     3.   Term.  Unless earlier terminated as provided herein, the Executive's
          ----
employment under this Agreement shall commence on the date hereof and continue until the termination thereof pursuant to Section 5 hereof (the "Term").

     4.   Compensation and Benefits.  During the Term, the Executive shall
          -------------------------
receive the following compensation and benefits:

          (a) Prior to the Opening Date, the Employer shall pay the Executive a salary of forty-five thousand dollars ($45,000) per annum, in accordance with the Employer's standard payroll procedures and policies as in effect from time to time. From and after the Opening Date, the Employer shall pay the Executive an annual salary of ninety thousand dollars ($90,000), plus his yearly medical insurance premium, in accordance with the Employer's standard payroll procedures and policies as in effect from time to time.

          (b) Beginning as of the Opening Date, the Executive shall participate in all retirement, welfare and other benefit plans or programs of the Employer now or hereafter applicable generally to employees of the Employer or to a class of employees that includes senior executives of the Employer; provided that
                                                              --------
during any period during the Term that the Executive is subject to a Disability, and during the 180-day period of physical or mental infirmity leading up to the Executive's Disability, the amount of the Executive's compensation provided under this Section 4 shall be reduced by the sum of the amounts, if any, paid to the Executive for the same period under any disability benefit or pension plan of the Employer or any of its affiliates.

          (c) Beginning as of the Opening Date, the Employer shall provide the Executive with a term life insurance policy providing for death benefits totaling two hundred fifty thousand dollars ($250,000) payable to the Executive's designated beneficiary, and the Executive shall cooperate at all times with the Employer in the securing and maintenance of such policy.

          (d) Beginning as of the date hereof, the Company shall provide the Executive with an automobile (at a cost not to exceed $9,000 per year) owned or leased by the Company of a make and model appropriate for the Executive's employment status as provided hereunder.

          (e) Beginning as of the Opening Date, the Employer shall pay for the reasonable costs and expenses of the Executive's attendance each year during the term of the annual meeting of the Community Bankers Association of Georgia and the Independent Bankers Association of America.

          (f) Beginning as of the Opening Date, the Employer shall pay the reasonable annual dues and membership fees for membership by the Executive in such civic, business and social organizations or clubs appropriate to his duties hereunder as the Board shall determine.

          (g) Beginning as of the Date hereof, the Employer shall reimburse the Executive for reasonable travel and other expenses related to the Executive's duties which are incurred and accounted for in accordance with the normal practices of the Employer, subject to the presentment by the Executive to the Employer of appropriate vouchers or other customary evidence of expense verification.

          (h) The Employer shall reimburse the Executive for any actual expenses reasonably incurred by the Executive in moving his immediate family and household goods from LaFayette, Alabama to Atlanta, Georgia in an amount not to exceed five thousand dollars ($5,000), subject to the presentment by the Executive to the Employer of appropriate vouchers or other customary evidence of expense verification.

     5.   Termination.
          -----------

          (a) The Executive's employment under this Agreement may be terminated prior to the end of the Term only as follows:

               (i)   automatically upon the death of the Executive;

               (ii) by the Employer due to the Disability of the Executive upon delivery by the Employer of a Notice of Termination to the Executive;

               (iii) by the Employer for Cause upon delivery by the Employer of a Notice of Termination to the Executive;

               (iv) by the Employer other than for Cause effective upon the 60th day after delivery by the Employer of a Notice of Termination to the Executive;

               (v) by the Employer, if its effort to organize the Bank is abandoned at any time, upon delivery by the Employer of a Notice of Termination to the Executive; and

               (vi) by the Executive effective upon the 60th day after delivery of a Notice of Termination to the Employer.

          (b) If the Executive's employment with the Employer is terminated during the Term for any reason by either the Employer or the Executive, the Employer shall pay to the Executive (or, in the case of his death, the Executive's estate) within thirty (30) days after the Termination Date a lump sum cash payment equal to the Accrued Compensation.

     6.   Confidential Information.  The Executive shall not, at any time,
          ------------------------
either during the Term of his employment or following the Termination Date, use or disclose, reveal, disseminate or otherwise make known to any other person, directly or indirectly, any Confidential Information of the Employer, except in fulfillment of his duties as the Executive during his employment by the Employer pursuant to the terms hereof. Upon any termination or expiration of this Agreement, or at any time upon the Employer's request, the Executive shall deliver to the Employer (a) all of the Employer's records, documents, customer lists, papers, notes, software, computers, modems, diskettes, instruments, tools, devices, plans, drawings and other materials, and any copies thereof, in the Executive's possession or control that relate in any way to the business of the Employer or any of its affiliates, and (b) all other property relating to the employment of the Executive by the Employer, including, without limitation, company credit cards, telephone cards, office keys, desk keys and security passes.

     7.   Restrictive Covenants.
          ---------------------

          (a) The Executive shall not, during the Term and for a period of three (3) years after the Termination Date, either for himself or on behalf of any other person, directly or indirectly, without receipt of the prior written consent of the Employer, (i) serve as a director, officer at the vice president level or higher, or organizer or promoter of, or provide executive management services to, any bank, savings bank, trust company bank and trust company, savings

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and loan association or other financial institution or holding company thereof located or conducting business within Fulton County, Georgia, (ii) solicit or aid in the solicitation of any Major Customer (as defined herein) for the purpose of providing banking services to such Major Customer, or (iii) solicit or aid in the solicitation of any Employee (as defined herein) of the Employer for employment of such Employee by any other party. For purposes of this Section 7, a "Major Customer" shall mean any customer of the Employer that Employee has contacted, negotiated with, or performed any services on behalf of, during the Term or the last 24 months of the Term, whichever is shorter, and that has maintained or purchased from the Employer at any time during such period deposits, mutual funds or other investments in excess of $100,000, and an "Employee" shall mean any individual who was employed by the Employer, or any of its affiliates as of the Termination Date or at any time during the 12 month period prior to such date. The Executive acknowledges and agrees that each of the restrictive covenants contained in this Section 7 are reasonable and necessary to protect the legitimate economic interests of the Employer created by this Agreement.

          (b) The Executive represents and warrants to the Employer that the Executive is not a party to any employment or other agreement which prohibits or limits the Executive from performing any of the duties and services contemplated to be performed by the Executive under this Agreement.

     8.   Successors; Binding Agreement.
          -----------------------------

          (a) This Agreement shall be binding upon and shall inure to the benefit of the Employer or its successors and assigns.

          (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative. The Company may assign this Agreement in its entirety to the Bank.

     9.   Notice.  For the purposes of this Agreement, notices and all other
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communications provided for in the Agreement (including the Notice of
Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Employer shall be directed to the
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attention of the Board with a copy to the Secretary of the Employer.  All notices and communications shall be deemed to have been received on the date of delivery thereof, except that notice of change of address shall be effective only upon receipt.

     10.  Settlement of Claims.  The Employer's obligation to make the payments
          --------------------
provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense, or other right which the Employer may have against the Executive or any other person. The Employer may, however, withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     11.  Modification and Waiver.  No provisions of this Agreement may be
          -----------------------
modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Employer. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     12.  Governing Law.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the laws of the State of Georgia without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in Fulton County in the State of Georgia.

     13.  Severability.  The parties agree that the provisions of this Agreement
          ------------
are severable and the invalidity or unenforceability of any provision in whole or part shall not affect the validity or enforceability of any enforceable part of such provision or any other provisions hereof. It is further agreed that the courts may "blue pencil" the provisions of this Agreement to provide for maximum enforcement of such provisions.

     14.  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

     15.  Headings.  The headings of Sections herein are included solely for
          --------
convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     16.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     17.  Equal Participation.  Each of the parties hereto acknowledges and
          -------------------
agrees that such party has participated equally in the negotiation and preparation of this Agreement and the rule that this Agreement or any term or provision hereof shall be construed against the drafter hereof shall not be applied against either party hereto in enforcing this Agreement or interpreting any term or provision hereof.

     18.  Remedies.  It is further understood and agreed that money damages
          --------
would not be a sufficient remedy for any breach of this Agreement by either party or any of the Recipient Representatives and that either party shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach by the receiving party or any of the Recipient Representatives but shall be in addition to all other remedies available at law or equity. In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines that either party or any of such party's Recipient Representatives have breached this Agreement, then the breaching party shall be liable and pay to the other the reasonable legal fees incurred by such party in connection with such litigation, including any appeal therefrom.

     19.  Taxes.  All payments made to the Executive under this Agreement shall
          -----
be made net of all required withholding of federal, state and local income and employment taxes.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its seal to be affixed hereunto by its officers thereunto duly authorized, and the Executive has signed and sealed this Agreement, effective as of the date first above written.


                                Company:
                                -------

                                BUCKHEAD COMMUNITY BANCORP, INC.
ATTEST:

By:                             By:
   -------------------------       --------------------------
   Malcolm C. Garland              R. Charles Loudermilk, Sr.
   Secretary                       Chairman of the Board

     [Corporate Seal]

                                Executive:
                                ---------


                                                                 (L.S.)
                                ---------------------------------
                                Donald D. Thompson

     The Company hereby assigns all of its rights and obligations under this Agreement to the Bank, and the Bank hereby assumes such obligations and invests itself of such rights.

                                Company:
                                -------

                                BUCKHEAD COMMUNITY BANCORP, INC.
ATTEST:

By:                             By:
   ------------------------        ---------------------------------
   Malcolm C. Garland              R. Charles Loudermilk, Sr.
   Secretary                       Chairman of the Board

     [Corporate Seal]

                                Bank:
                                ----

                                BUCKHEAD NATIONAL BANK
ATTEST:

By:                             By:
   ------------------------        ---------------------------------
   Malcolm C. Garland              R. Charles Loudermilk, Sr.
   Secretary                       Chairman of the Board

     [Bank Seal]


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